Exhibit 99.1

EssilorLuxottica to Acquire Supreme® from VF Corporation

Paris, France and Denver, CO (17 July 2024 – 8am CEST) – EssilorLuxottica, a global leader in the optical industry, and VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, footwear and accessories, today announced that they have entered into a definitive agreement for EssilorLuxottica to acquire the Supreme® brand from VF for $1.5 billion in cash.

Francesco Milleri, Chairman and Chief Executive Officer and Paul du Saillant, Deputy Chief Executive Officer at EssilorLuxottica said: “We see an incredible opportunity in bringing an iconic brand like Supreme® into our Company. It perfectly aligns with our innovation and development journey, offering us a direct connection to new audiences, languages and creativity. With its unique brand identity, fully-direct commercial approach and customer experience – a model we will work to preserve – Supreme® will have its own space within our house brand portfolio and complement our licensed portfolio as well. They will be well-positioned to leverage our Group’s expertise, capabilities, and operating platform.”

Bracken Darrell, President and Chief Executive Officer at VF said, “Under VF, Supreme® expanded its presence in the key markets of China and South Korea and has returned to delivering strong growth. However, given the brand’s distinct business model and VF’s integrated model, our strategic portfolio review concluded there are limited synergies between Supreme® and VF, making a sale a natural next step. Alongside the other notable brands in EssilorLuxottica’s portfolio, Supreme® and its talented team will be well-positioned for continued success.” Darrell continued, “While we will always look to adjust the VF portfolio from time to time, this transaction gives us increased balance sheet flexibility. It also supports our overall program to better position the company for long term growth and more normalized debt levels.”

Supreme® Founder James Jebbia commented, “In EssilorLuxottica, we have a unique partner that understands that we are at our best when we stay true to the brand and continue to operate and grow as we have for the past 30 years. This move lets us focus on the brand, our products, and our customers, while setting us up for long-term success.”

The transaction is expected to close by the end of CY2024, subject to customary closing conditions and regulatory approvals. The Supreme® brand runs a digital-first business and 17 stores in the U.S., Asia and Europe. The sale of Supreme® is expected to be dilutive to VF’s earnings per share in fiscal 2025.

J.P. Morgan and Latham and Watkins are serving as exclusive financial and legal advisors to EssilorLuxottica on the transaction, respectively. Goldman Sachs & Co. LLC is serving as lead financial advisor and UBS Investment Bank is serving as financial advisor to VF. Davis Polk & Wardwell LLP is acting as legal advisor to VF.

About Supreme®

In April 1994, Supreme® opened its doors on Lafayette Street in downtown Manhattan and became the home of New York City skate culture. At its core was a group of neighborhood kids, New York skaters and local artists who became the store’s staff, crew and customers. While it developed into a downtown institution, Supreme established itself as a brand known for its quality, style, and authenticity. Over 30 years, the Supreme® brand has expanded from its New York City origins into a global community, operating 17 retail stores and an e-commerce platform across all regions.

About EssilorLuxottica

EssilorLuxottica is a global leader in the design, manufacture and distribution of ophthalmic lenses, frames and sunglasses. With over 200,000 employees across 150 countries, 650 operations facilities and 18,000 stores, in 2023 the Company generated consolidated revenue of Euro 25.4 billion. Its mission is to help people around the world to see more and be more by addressing their evolving vision needs and personal style aspirations. EssilorLuxottica is home to the most advanced lens technologies including Varilux, Stellest and Transitions, the most iconic eyewear brands including Ray-Ban and Oakley, the most desired luxury licensed brands and world-class retailers including LensCrafters and Sunglass Hut. The Company’s OneSight EssilorLuxottica Foundation has given access to sustainable vision care to more than 760 million people in underserved communities. The EssilorLuxottica share trades on the Euronext Paris market and is included in the Euro Stoxx 50 and CAC 40 indices. Codes and symbols: ISIN: FR0000121667; Reuters: ESLX.PA; Bloomberg: EL:FP. www.essilorluxottica.com

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

EssilorLuxottica	VF Corporation:
Corporate Communications	Media Contact
Marco Catalani	Colin Wheeler
Head of Corporate Communications	Vice President, Corporate Communications
media@essilorluxottica.com	colin_wheeler@vfc.com

Investor Relations	Investor Contact
Giorgio Iannella	Allegra Perry
Head of Investor Relations	Vice President, Investor Relations
ir@essilorluxottica.com	ir@vfc.com

VF Forward-looking Statements

Certain statements made by VF included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding the expected benefits, financial impact and timing of the sale of the Supreme® brand, including the use of proceeds therefrom, and assumptions related thereto are forward-looking statements. VF cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: whether and when the required regulatory approvals for the proposed sale of the Supreme® brand will be obtained, whether and when the closing conditions will be satisfied and whether and when the proposed sale of the Supreme® brand will close, if at all; VF’s ability to execute, and realize benefits, successfully, or at all, from the proposed sale of the Supreme® brand; the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF’s ability to execute its Reinvent transformation program and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage, including any sale of the Supreme® brand; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which VF relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which VF relies, are frequent targets of cyber-attacks, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which VF relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which VF relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and operations and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and divestitures, integrate acquisitions and manage its brand portfolio, including any sale of the Supreme® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of VF’s Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.